Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Nos. 333-120228, 333-133394, 333-196207, 333-211746 and 333-218906) on Form S-8 of Intersections Inc. of our opinion dated March 30, 2018, relating to the consolidated financial statements of Intersections Inc., appearing in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K of Intersections Inc. for the years ended December 31, 2017 and 2016.

 /s/ RSM US LLP

McLean, Virginia
March 30, 2018